Morgan Stanley Universal Institutional Funds, Inc.
- Core Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  General Motors Financial
Co. Inc. 4.300% due 7/13/2025
Purchase/Trade Date:	 7/8/2015
Offering Price of Shares: $99.863
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: .019
Percentage of Fund's Total Assets: .08
Brokers:  Barclays, BNP Paribas, Commerzbank,
Mizuho Securities, Morgan Stanley, Bradesco BBI,
BB Securities, BMO Capital Markets, Blaylock
Beal Van LLC, Loop Capital Markets, Ramirez &
Co. Inc.
Purchased from: Barclays
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  United Health Group Inc.
3.750% due 7/15/2025
Purchase/Trade Date:	  7/20/2015
Offering Price of Shares: $99.729
Total Amount of Offering:  $2,000,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: .006
Percentage of Fund's Total Assets: .06
Brokers:  JP Morgan, Barclays, Bofa Merrill Lynch,
Citigroup, Morgan Stanley, UBS Investment Bank,
BNY Mellon Capital Markets, LLC, Credit Suisse,
Deutsche Bank Securities, Goldman, Sachs & Co.,
US Bancorp, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Wells Fargo Commercial
Mortgage 4.6458% due 9/15/2048
Purchase/Trade Date:	 7/27/2015
Offering Price of Shares: $88.604
Total Amount of Offering: $39,792,000
Amount Purchased by Fund: $456,000
Percentage of Offering Purchased by Fund: 1.146
Percentage of Fund's Total Assets:
Brokers:  Wells Fargo Securities, Deutsche Bank
Securities, Morgan Stanley
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Gilead Sciences Inc. 3.650%
due 3/1/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.596
Total Amount of Offering: $2,750,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: .012
Percentage of Fund's Total Assets: .16
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Goldman Sachs Co., Barclays, RBC Capital
Markets, MUFG, SMBC Nikko, US Bancorp, The
Williams Capital Group, Evercore ISI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Tyco International Finance
SA 3.900% due 2/14/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.284
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: .030
Percentage of Fund's Total Assets: .11
Brokers:  Deutsche Bank Securities, Goldman
Sachs & Co., Morgan Stanley, BBVA, BNP
Paribas, BNY Mellon Capital Markets, Citigroup,
J.P. Morgan, BofA Merrill Lynch, The Williams
Capital Group L.P.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Biogen IDEC Inc. 4.050%
due 9/15/2025
Purchase/Trade Date:	9/10/2015
Offering Price of Shares: $99.764
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: .013
Percentage of Fund's Total Assets: .11
Brokers:  Goldman Sachs & Co., BofA Merrill
Lynch, Deutsche Bank Securities, Morgan Stanley,
Credit Suisse, J.P. Morgan, MUFG, HSBC, Mizuho
Securities, US Bancorp
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  UBS AG/Jersey 2.950% due
9/24/2020
Purchase/Trade Date:  9/21/2015
Offering Price of Shares: $99.829
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: .022
Percentage of Fund's Total Assets: .16
Brokers:  UBS Investment Bank, BofA Merrill
Lynch, Goldman Sachs, Morgan Stanley,
Scotiabank, Citigroup, J.P. Morgan, RBC Capital
Markets, TD Securities, Wells Fargo Securities,
Academy Securities, BMO Capital Markets, Capital
One Securities, Desjardins Capital Markets, Fifth
Third Securities, National Bank of Canada
Financial Markets, Suntrust Robinson Humphrey,
Apollo Global Securities, BNY Mellon Capital
Markets LLC, CIBC, Drexel Hamilton, Mischler
Financial Group, Inc., Region Securities LLC, US
Bancorp
Purchased from: UBS
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  WEA Finance
LLC/Westfield UK & 3.250% due 10/5/2020
Purchase/Trade Date:	 9/28/2015
Offering Price of Shares: $99.657
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: .045
Percentage of Fund's Total Assets: .23
Brokers:  Citigroup, Deutsche Bank Securities,
HSBC, J.P. Morgan, BBVA, Credit Suisse, BofA
Merrill Lynch, Morgan Stanley, RBC Capital
Markets, Scotiabank, TD Securities, UBS
Investment Bank, Wells Fargo Securities
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Hewlett Packard Enterprise
Co. 4.900% due 10/15/2015
Purchase/Trade Date:	 9/30/2015
Offering Price of Shares: $99.725
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: .021
Percentage of Fund's Total Assets: .27
Brokers:  Citigroup, Goldman Sachs & Co., J.P.
Morgan, BofA Merrill Lynch, Deutsche Bank
Securities, BNP Paribas, Mizuho Securities, ANZ
Securities, Barclays, Credit Suisse, ING, Morgan
Stanley, RBC Capital Markets, Societe Generale,
Wells Fargo Securities, Credit Agricole CIB,
KeyBanc Capital Markets, Santander, Standard
Chartered Bank, US Bancorp, Blaylock Beal Van
LLC, Loop Capital Markets, MFR Securities Inc.,
Ramirez & Co Inc., The Williams Capital Group
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Skandinaviska Enskilda
Banken 2.625% due 11/9/2015
Purchase/Trade Date:	  11/9/2015
Offering Price of Shares: $99.494
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .040
Percentage of Fund's Total Assets: .25
Brokers:  Bofa Merrill Lynch, Citigroup, JP
Morgan, Morgan Stanley, SEB
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Lockhead Martin
Corporation 3.100% due 1/15/2023
Purchase/Trade Date:	  11/16/2015
Offering Price of Shares: $99.361
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: .140
Percentage of Fund's Total Assets: .35
Brokers:  Citigroup, Goldman Sachs & Co., JP
Morgan, Morgan Stanley, Bofa Merrill Lynch,
Credit Agricole CIB, Mizuho Securities, Wells
Fargo Securities, Lloyds Securities, US Bancorp,
ANZ Securities, Barclays, RBC Capital Markets,
SMBC Nikko, TD Securities, UniCredit Capital
Markets, Academy Securities, Blaylock Beal Van
LLC, CL King & Associates, Drexel Hamilton,
Mischler Financial Group Inc., Ramirez & Co. Inc.,
Siebert Brandford Shank & Co. LLC, The Williams
Capital Group LP.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Ford Motor Credit Company
LLC 3.200% due 1/15/2021
Purchase/Trade Date:	  11/4/2015
Offering Price of Shares: $99.927
Total Amount of Offering:  $1,300,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: .015
Percentage of Fund's Total Assets: .10
Brokers:  Bofa Merrill Lynch, Credit Agricole CIB,
Deutsche Bank Securities, Goldman Sachs & Co.,
Morgan Stanley, Societe Generale
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Whole Foods Market Inc.
5.200% due 12/3/2025
Purchase/Trade Date:	  11/30/2015
Offering Price of Shares: $99.861
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: .033
Percentage of Fund's Total Assets: .16
Brokers:  JP Morgan, Morgan Stanley, Wells Fargo
Securities, Goldman, Sachs & Co., William Blair
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.